Exhibit 5.1

The Directors	Our ret E327-76
Amarin Corporation plc
7 Curzon Street
London
W1J 5HG
24 May 2005

Dear Sirs

AMARIN CORPORATION PLC (THE “COMPANY”)

This opinion is being delivered to you in support of a filing by the Company of a registration statement on Form F-3/A (the “Registration Statement”) filed with the United States Securities and Exchange Commission, under the United States Securities Act of 1933 as amended (the “US Securities Act”) and declared effective on 10 March 2005.  This Opinion relates to the registration of 13,677,110 ordinary shares of 5 pence each in the capital of the Company (the “Shares”), and its purpose is to give our opinion as to the validity of the creation and allotment of the Shares to be issued to certain investors pursuant to the Registration Statement.

We understand from the Company that (i) the Shares will be allotted at a price per share which is less than the current market price for the Shares on the Nasdaq Stock Market but, having consulted with the Company’s other professional advisers as to the issue price, is a fair price which is reasonable in all the circumstances; and (ii) the directors of the Company will use all their authorities and exercise all their powers in connection with the registration of the Shares bona fide in the interests of the Company.

1.                                       Documents

For the purposes of this Opinion, we have examined only the following:

1.1                                 a copy of the memorandum and articles of association of the Company;

1.2                                 a certificate from the Company Secretary of the Company (the “Secretary’s Certificate”) confirming, inter alia, the amount of the Company’s authorised but unissued share capital, the nominal amount of relevant securities which the directors are authorised to allot under section 80 of the UK Companies Act 1985 (as amended) (the “Act”) and the extent of the powers to allot equity securities conferred on the directors under section 95 of the Act;

1.3                                 information on the file held at Companies House in respect of the Company disclosed by an online search carried out by us at Companies House on 24 May 2005;

1.4                                 a copy of the minutes of a meeting of the board of directors of the Company held on 24 May 2005, a copy of which is attached to the Secretary’s Certificate;

1.5                                 a copy of the minutes of a meeting of the committee of the board of directors of the Company held on 19 May 2005, a copy of which is attached to the Secretary’s Certificate;

1.6                                 a copy of a written resolution of the board of directors of the Company dated 11 May 2005, a copy of which is attached to the Secretary’s Certificate;

1.7                                 a copy of the minutes of a meeting of the board of directors of the Company held on 28 February 2005, a copy of which is attached to the Secretary’s Certificate;

1.8                                 a copy of the minutes of a meeting of the board of directors of the Company held on 29 November 2004, a copy of which is attached to the Secretary’s Certificate;

1.9                                 a copy of the resolutions of the Company’s shareholders dated 21 June 2004, a copy of which is attached to the Secretary’s Certificate; and

1.10                           a copy of the prospectus supplement dated 19 May 2005 to the prospectus dated 1 March 2005 relating to the Shares (the “Prospectus Supplement”) in so far as it contains references to this firm.

2.                                       Assumptions

For the purposes of this Opinion we have assumed without investigation:

2.1                                 the authenticity, accuracy and completeness of all documents submitted to us as originals or copies, the genuineness of all signatures and the conformity to original documents of all copies;

2.2                                 the capacity, power and authority of each of the parties (other than the Company) to any documents reviewed by us;

2.3                                 the due execution and delivery of any documents reviewed by us in compliance with all requisite corporate authorisations;

2.4                                 that all agreements examined by us are legal, valid and binding;

2.5                                 that the contents of the Secretary’s Certificate were true when given and remain true and that there is no matter not referred to in that Certificate which would make any of the information in the Secretary’s Certificate incorrect or misleading;

2.6                                 that no change has occurred to the information on file at Companies House since the time of our search at 10.21 am on
24 May 2005;

2.7                                 that, having undertaken such Companies House search and a winding up search at the Companies Court in England on
24 May 2005 and having made enquiries of the Company Secretary (the “Searches and Enquiries”) (but having made no other enquiries) and the Searches and Enquiries not revealing any of the same, no members’ or creditors’ voluntary winding up resolution has been passed and no petition has been presented and no order has been made for the winding up or dissolution of the Company and no receiver, administrative receiver, administrator or similar officer has been appointed in relation to the Company or any of its assets;

2.8                                 that:

(a)                                  no alteration shall have been made as at the date of allotment of the Shares to either the memorandum of association or the articles of association of the Company;

(b)                                 as at the date of allotment of such Shares, the number of Shares to be allotted shall fall within the authorised and unallotted share capital of the Company; and

(c)                                  the Company shall have received in full in cash the subscription price payable for the Shares and shall have entered the holder or holders thereof on the register of members of the Company showing that all the Shares shall have been fully paid up as to their nominal value and any premium thereon as at the date of their allotment.

3.                                       Opinion

3.1                                 Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that the Shares to be registered under the Registration Statement will be validly issued and fully paid and non-assessable.

3.2                                 For the purposes of this Opinion we have assumed that the term “non-assessable” in relation to the Shares means under English law that holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares.

4.                                       Reservations

Our reservations are as follows:

4.1                                 we express no opinion as to any law other than English law in force, and as interpreted, at the date of this Opinion.  We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction.  In particular and without prejudice to the generality of the foregoing, we have not independently investigated the laws of the United States of America or the State of New York for the purpose of this Opinion;

4.2                                 this Opinion deals exclusively with the statutory authorities and powers required by the directors of the Company to allot the Shares to be registered on the Registration Statement and not with any contractual restrictions which may be binding on the Company or its directors;

4.3                                 the information contained in searches obtained from the Registrar of Companies is not always up to date or complete as a result of delays in filing by the persons responsible and/or misfiling or delays by staff at Companies House; and

4.4                                 the list of members maintained by the Company’s registrars does not disclose details of the payment up of any Shares, such details being recorded by the Company in a separate register of allotments which contains certain of the information required under the Act and we assume that the same procedure will be adopted in relation to the Shares to be registered.

This Opinion speaks only as at the date hereof.  Notwithstanding any reference herein to future matters or circumstances, we have no obligation to advise the addressee (or any third party) of any changes in the law or facts that may occur after the date of this Opinion.

This Opinion is given on condition that it is governed by and shall be construed in accordance with English law in force and interpreted at the date of this Opinion.  We have not investigated the laws of any country other than England and Wales.

This Opinion is given solely to you in support of the filing of the Registration Statement.  It may not be used nor relied upon for any other purpose or by any other person.

We hereby consent to the filing of this Opinion with the Registration Statement in its full form and the use of our name under the caption “Legal Matters” contained in the Prospectus Supplement or in such other form as we may approve in writing.

In giving such consent, if and to the extent that this might otherwise apply in relation to the giving of an opinion governed by English law, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act or the Rules and Regulations thereunder.

Yours faithfully

Kirkpatrick & Lockhart Nicholson Graham LLP